                                  EXHIBIT 11.3

         Computation of Earnings Per Share for Fiscal Year ended December 31,
         1996

CHINA RESOURCES DEVELOPMENT INC
EXHIBIT 11.3 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

(Amounts in thousands except share and per share data)


                                                                   Year ended December 31,
                                                             1994          1995         1996
                                                           -----------------------------------
Primary
   Average shares outstanding                              1,200,000    1,200,000    3,533,512
   Net effect of dilutive stock options -
     based on the treasury stock method
     using average market price                                   --       30,356      219,170
   Assume conversion of series B convertible
   preferred stock                                                --        2,251           --
                                                           ---------    ---------    ---------

   Total                                                   1,200,000    1,232,607    3,752,682
                                                           =========    =========    =========

   Net income                                              RMB10,282    RMB19,175    RMB35,822
                                                           =========    =========    =========

   Per share amount                                        RMB  8.57    RMB 15.56    RMB  9.55
                                                           =========    =========    =========

Fully Diluted
   Average shares outstanding                              1,200,000    1,200,000    3,533,512
   Net effect of dilutive stock options -
     based on the treasury stock method using
     the year-end market price, if higher than
     average market price                                         --       47,424      219,798
   Assume conversion of series B convertible
     preferred stock                                              --        2,251           --
                                                           ---------    ---------    ---------

   Total                                                   1,200,000    1,249,675    3,753,310
                                                           =========    =========    =========

   Net income                                              RMB10,282    RMB19,175    RMB35,822
                                                           =========    =========    =========

   Per share amount                                        RMB  8.57    RMB 15.34    RMB  9.54
                                                           =========    =========    =========
